                                                                     EXHIBIT 4.2

================================================================================





                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                                 XTO ENERGY INC.

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


                                _______________


                                 April 23, 2002

                          7 1/2% Senior Notes due 2012


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 THE 2012 NOTES....................................................   2
  SECTION 1.1. Designation of 2012 Notes; Establishment of Form.............   2
  SECTION 1.2. Amount.......................................................   2
  SECTION 1.3. Redemption and Repurchase....................................   2
  SECTION 1.4. Conversion...................................................   3
  SECTION 1.5. Maturity.....................................................   3
  SECTION 1.6. OTHER TERMS OF 2012 NOTES....................................   3

ARTICLE 2 AMENDMENTS TO THE INDENTURE.......................................   3
  SECTION 2.1. Definitions..................................................   3
  SECTION 2.2. Consolidation, Merger and Sale...............................  18
  SECTION 2.3. Events of Default............................................  18
  SECTION 2.4. Supplemental Indentures without Consent of Holders...........  21
  SECTION 2.5. Supplemental Indenture with Consent of Holders...............  22
  SECTION 2.6. Covenants....................................................  22
  SECTION 2.7. Redemption...................................................  35
  SECTION 2.8. Defeasance and Covenant Defeasance...........................  35
  SECTION 2.9. Guarantees...................................................  39

ARTICLE 3 MISCELLANEOUS PROVISIONS..........................................  42
  SECTION 3.1. Integral Part................................................  42
  SECTION 3.2. Rules of Construction........................................  42
  SECTION 3.3. Adoption, Ratification and Confirmation......................  42
  SECTION 3.4. Counterparts.................................................  42
  SECTION 3.5. Benefits of Indenture........................................  43
  SECTION 3.6. Governing Law................................................  43
  SECTION 3.7. Supplemental Indenture Controls..............................  43


EXHIBIT A  FORM OF 2012 NOTE................................................ A-1

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 23, 2002 (this "First Supplemental Indenture"), between XTO Energy Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee"),

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 23, 2002 (the "Original Indenture" and, as amended and supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

     WHEREAS, Section 8.1(k) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

     WHEREAS, Sections 8.1(b) and 8.1(c) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

     WHEREAS, Section 8.1(h) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any of the provisions of the Indenture with respect to all or any series of Securities, provided that, among other things, such addition, change or elimination does not apply to any outstanding Security of any series created prior to the execution of such supplemental indenture;

     WHEREAS, Sections 2.1 and 2.2 of the Indenture provide that the Company may enter into supplemental indentures to establish the form, terms and provisions of a series of Securities issued pursuant to the Indenture;

     WHEREAS, the Company desires to issue 7 1/2% Senior Notes due 2012 (the "2012 Notes"), a new series of Securities, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2012 Notes in certain respects; and

     WHEREAS, all things necessary have been done to make the 2012 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms;

     NOW, THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2012 Notes as follows:

                                   ARTICLE 1

                                 THE 2012 Notes

     SECTION 1.1. Designation of 2012 Notes; Establishment of Form.

     There shall be a series of Securities designated "7 1/2% Senior Notes due 2012" of the Company (the "2012 Notes"), and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently with the Indenture, be determined by the officers of the Company executing such 2012 Notes, as evidenced by their execution of the 2012 Notes.

     The 2012 Notes will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security.

     The Company initially appoints the Trustee to act as Paying Agent and Security Registrar with respect to the 2012 Notes.

     SECTION 1.2. Amount.

     The Trustee shall authenticate and deliver 2012 Notes for original issue in an aggregate principal amount of up to $350,000,000 upon Company Order for the authentication and delivery of 2012 Notes, without any further action by the Company. The authorized aggregate principal amount of 2012 Notes may be increased at any time hereafter and the series may be reopened for issuances of additional Securities as provided in the last paragraph of Section 2.2 of the Original Indenture, subject to compliance with Section 9.14 of the Indenture. The 2012 Notes issued on the date hereof and any such additional 2012 Notes that may be issued hereafter shall be part of the same series of Securities.

     SECTION 1.3. Redemption and Repurchase.

     (a) There shall be no sinking fund for the retirement of the 2012 Notes or other mandatory redemption obligation.

     (b) The Company, at its option, may redeem the 2012 Notes in accordance with the provisions of the 2012 Notes and the Indenture, including, without limitation, Section 10.9.

     (c) The Company, at the option of the Holders thereof, shall repurchase the 2012 Notes in accordance with the provisions of and at the Change of Control Purchase Price or the Offered Price, as the case may be, set forth in the 2012 Notes and in accordance with the provisions of the Indenture, including, without limitation, Sections 9.15 and 9.16.

     SECTION 1.4. Conversion.

     The 2012 Notes shall not be convertible into any other securities.

     SECTION 1.5. Maturity.

     The Stated Maturity of the 2012 Notes shall be April 15, 2012.

     SECTION 1.6. Other Terms of 2012 Notes.

     Without limiting the foregoing provisions of this Article 1, the terms of the 2012 Notes shall be as provided in the form of 2012 Notes set forth in Exhibit A hereto and as provided in the Indenture.

                                   ARTICLE 2

                           AMENDMENTS TO THE INDENTURE

     The amendments and supplements contained herein shall apply to 2012 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2012 Notes. These amendments and supplements shall be effective for so long as there remains any 2012 Notes outstanding.

     SECTION 2.1. Definitions.

     Section 1.1 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary shall be merged with or into the Company or any Restricted Subsidiary or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by way of a Production Payment or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary;
(b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries other than any abandonment, farm-in, farm-out, lease or sublease of Oil and Gas Properties in the ordinary course of business or any disposition of hydrocarbons or other mineral products in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties or assets that is governed by, and made in accordance with, the provisions of Article VII hereof; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is made in compliance with Section 9.13 hereof; (iii) any trade or exchange of Oil and Gas Properties or Capital Stock in any corporation or royalty trust in the Oil and Gas Business owned by the Company or any Restricted Subsidiary for Oil and Gas Properties owned or held by another Person provided that (x) the Fair Market Value of the Properties or Capital Stock traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the Properties (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary as determined in good faith by (A) any Officer of the Company if such Fair Market Value is less than $5,000,000 and (B) the Board of Directors of the Company as evidenced by a Board Resolution if such Fair Market Value is equal to or in excess of $5,000,000, provided that if such resolution indicates that such Fair Market Value is equal to or in excess of $10,000,000 such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in Oil and Gas Properties, and (y) such exchange is approved by a majority of the Disinterested Directors of the Company; (iv) Sale/Leaseback Transactions in compliance with Section 9.19; or (v) any transfer of Properties having a Fair Market Value of less than $2,000,000.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; (b) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, conveys, transfers or leases, or the Restricted Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the liquidation or dissolution of the Company.

     "Change of Control Notice" has the meaning specified in Section 9.15(c).

     "Change of Control Offer" has the meaning specified in Section 9.15(a).

     "Change of Control Purchase Date" has the meaning specified in Section 9.15(c).

     "Change of Control Purchase Price" has the meaning specified in Section 9.15(a).

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (b) the sum of such Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with clause (x) of Section 9.14 hereof and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with clause (x) of
Section 9.14 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iii) notwithstanding clauses (i) and (ii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements and (iv) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including franchise taxes based on income) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount, (ii) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) that is guaranteed by the Company or any Restricted Subsidiary is in default, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period,
(c) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (d) the aggregate amount of dividends paid or accrued on Redeemable Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock is owned by Persons other than Restricted Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax effect of changes on or after January 1, 2001, in accounting principles, (c) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (d) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries or any oil and gas royalty trust), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, (g) any write-downs of non-current assets; provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred and (h) any unrealized non-cash gains or losses in respect of hedge or non-hedge derivatives (including those resulting from the application of Financial Accounting Standards Board Statement No. 133).

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization (including, without limitation, amortization of capitalized debt issuance costs), impairment and other non-cash expenses (including any exploration expense) of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

     "Covenant Termination Date" has the meaning specified in Section 9.21.

     "Excess Proceeds" has the meaning specified in Section 9.16(b).

     "Existing Subordinated Notes" means all or any of (i) the Company's 9 1/4% Senior Subordinated Notes due 20007 issued in the original aggregate principal amount of $125,000,000 and outstanding at the Issue Date and (ii) the Company's 8 3/4% Senior Subordinated Notes due 2009 issued in the original aggregate principal amount of $175,000,000 and outstanding at the Issue Date.

     "Funding Guarantor" has the meaning specified in Section 14.5.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person (unless such Sale/Leaseback Transaction has been entered into in reliance upon, and complies with, clause (ii) of Section 9.19), (f) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment), (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (i) all net obligations of such Person under or in respect of currency exchange contracts, Interest Rate Protection Obligations and Oil and Gas Hedging Contracts and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (g) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Interested Person" has the meaning set forth in Section 9.17.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary becomes an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 9.14 hereof, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed 105% of the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (c) bonds, notes, debentures or other securities or evidences of Indebtedness received as a result of Asset Sales permitted under Section 9.16 hereof.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and equal to or higher than BBB- (or the equivalent) by S&P.

     "Issue Date" means the date of original issuance of the 2012 Notes.

     "Liquid Securities" means securities of an issuer that is not an Affiliate of the Company, that are publicly traded on a national securities exchange or the Nasdaq Stock Market and upon which the Company does not have any selling restrictions. The Company or any Restricted Subsidiary shall not be deemed to have selling restrictions with respect to any securities under the Securities Act if it has registration rights with respect to such securities.

     "Make-Whole Amount" with respect to a 2012 Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such 2012 Note (excluding any portion of such payments of interest accrued as of the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such 2012 Note. As used herein, "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the 2012 Notes; provided, however, that if the Make-Whole Average Life of such 2012
Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such 2012 Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. As used herein, "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the Redemption Date and the Stated Maturity of the 2012 Notes.

     "Make-Whole Price" means the sum of the outstanding principal amount of the 2012 Notes to be redeemed plus the Make-Whole Amount of such 2012 Notes.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Proceeds Deficiency" has the meaning specified in Section 9.16(c).

     "Net Proceeds Offer" has the meaning specified in Section 9.16(c).

     "Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the 2012 Notes as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the 2012 Notes payable pursuant to the terms of the 2012 Notes or this Indenture or upon acceleration of the 2012 Notes.

     "Offered Price" has the meaning specified in Section 9.16(c).

     "Pari Passu Indebtedness Amount" has the meaning specified in Section 9.16(c).

     "Pari Passu Offer" has the meaning specified in Section 9.16(c).

     "Payment Amount" has the meaning specified in Section 9.16(c).

     "Permitted Indebtedness" means any of the following:

     (a) Indebtedness of the Company under one or more bank credit or revolving credit facilities in an aggregate principal amount at any one time outstanding under this clause (a) not to exceed the greater of (i) $850 million and (ii) an amount equal to the sum of (A) $400 million and (B) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities), less any amounts derived from Asset Sales and applied to the required permanent reduction of Pari Passu Indebtedness (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by Section 9.16(b)(i) (the "Maximum Credit Amount") (with the Maximum Credit Amount to be an aggregate maximum amount for the Company and all Restricted Subsidiaries, pursuant to clause (a) of the definition of "Permitted Subsidiary Indebtedness"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this clause, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (a) (and clause (a) of the definition of "Permitted Subsidiary Indebtedness"), shall not at any one time exceed the Maximum Credit Amount;

     (b) Indebtedness of the Company under the 2012 Notes issued on the Issue Date;

     (c) Indebtedness of the Company outstanding on the date of this Indenture (and not repaid or defeased with the proceeds of the 2012 Notes);

     (d) obligations of the Company pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; and obligations under currency exchange contracts and Oil and Gas Hedging Contracts entered into in the ordinary course of business;

     (e)  Indebtedness of the Company to any Restricted Subsidiaries;

     (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (g) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety or other reimbursement obligations (in each case other than an obligation for money borrowed);

     (h) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company incurred in compliance with clauses (i) and (ii) of the proviso to the first sentence of Section 9.14 or pursuant to clause (b),
(c), (h) or (j) of this definition, including any successive refinancings by the Company, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the 2012 Notes at least to the same extent as the Indebtedness being refinanced and (iii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

     (i)  Non-Recourse Indebtedness;

     (j) Purchase Money Indebtedness of the Company in an aggregate principal amount (when added to (1) all refinancings thereof pursuant to clause (h) of this definition plus (2) Purchase Money Indebtedness incurred by all Restricted Subsidiaries pursuant to clause (k) of the definition of Permitted Subsidiary Indebtedness and all refinancings thereof pursuant to clause (l) of such definition) not in excess of $50,000,000 at any one time outstanding; and

     (k) other Indebtedness of the Company in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

     "Permitted Investments" means any of the following: (a) Investments in Cash Equivalents; (b) Investments in the Company or any of its Restricted Subsidiaries; (c) Investments in an amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Permitted Investment at any one time outstanding; (d) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary of the Company or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (e) entry into operating agreements, joint ventures, partnership agreements, limited liability company agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions or arrangements, and Investments, contributions of Property and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business; (f) entry into any Oil and Gas Hedging Contracts in the ordinary course of business; (g) Investments in Capital Stock of any oil and gas royalty trust; (h) entry into a joint venture or partnership agreement in connection with ownership and operation of office and building real estate and related assets owned by the Company or any Restricted Subsidiary and contribution of such assets to such entity; or (i) loans and advances to employees of the Company or any Restricted Subsidiary in an amount not to exceed $2,000,000 at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

     (a)  Liens existing as of the Issue Date;

     (b)  Liens securing the 2012 Notes;

     (c)  Liens in favor of the Company or a Subsidiary Guarantor;

     (d) Liens securing refinancings, as defined in clause (h) of the definition of Permitted Indebtedness of secured Indebtedness; provided that such Liens extend only to cover the Property currently securing the Indebtedness being refinanced;

     (e)  Liens for taxes, assessments and governmental charges or claims either
(i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

     (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

     (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

     (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (j) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

     (l)  Liens securing obligations under Oil and Gas Hedging Contracts;

     (m) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (n) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (o) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

     (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (q) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

     (r) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

     (s) Liens on pipeline or pipeline facilities which arise out of operation of law;

     (t) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

     (u) Liens reserved in oil, gas and mineral leases for bonus or rental payments, and for compliance with the terms of such leases;

     (v) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of Property of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries;

     (w) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by it with the proceeds of such Non-Recourse Indebtedness;

     (x) Liens securing Indebtedness incurred under one or more bank credit or revolving credit facilities in compliance with Section 9.14, including Indebtedness incurred in accordance with clause (a) of the definition of Permitted Indebtedness and/or clause (a) of the definition of Permitted Subsidiary Indebtedness;

     (y) (i) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (ii) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Restricted Subsidiary, or (iii) Liens upon any Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger or consolidation, transfer or acquisition, and provided that, in each such case no such Lien shall extend to or cover any Property of the Company or any Restricted Subsidiary other than the Property being acquired and improvements thereon;

     (z) purchase money Liens granted or assumed in connection with the acquisition of assets in the ordinary course of business and consistent with past practices; provided, that (A) such Liens attach only to the property so acquired with the Purchase Money Indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets;

     (aa) other Liens of the Company that, at the date incurred, when taken together with all other Liens theretofore incurred in reliance upon this clause
(aa), secure Indebtedness in an aggregate principal amount not in excess of 10% of Adjusted Consolidated Net Tangible Assets; and

     (bb) any Lien that is deemed to arise as a result of the sale or transfer of a Production Payment that does not involve the creation of a guaranty of the type described in clause (g) of the definition of "Indebtedness."

     "Permitted Subsidiary Indebtedness" means any of the following:

     (a) Indebtedness of any Restricted Subsidiary under one or more bank credit or revolving credit facilities (and "refinancings" thereof) in an amount at any one time outstanding not to exceed the Maximum Credit Amount (in the aggregate for all Restricted Subsidiaries and the Company, pursuant to clause
(a) of the definition of "Permitted Indebtedness");

     (b)  Indebtedness of any Restricted Subsidiary outstanding on the Issue
Date;

     (c) obligations of any Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations, and obligations under any Oil and Gas Hedging Contracts that any Restricted Subsidiary enters into in the ordinary course of business;

     (d) the Subsidiary Guarantees (and any assumption of the obligations guaranteed thereby);

     (e) Indebtedness of any Restricted Subsidiary relating to guarantees by such Restricted Subsidiary of Permitted Indebtedness pursuant to clause (a) of the definition of "Permitted Indebtedness;"

     (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (g) Indebtedness in respect of bid, performance or surety bonds or other reimbursement obligations issued for the account of any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

     (h) Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to the Company;

     (i) Indebtedness relating to guarantees by any Restricted Subsidiary permitted to be incurred pursuant to Section 9.12(a) hereof;

     (j)  Non-Recourse Indebtedness;

     (k) Purchase Money Indebtedness of any Restricted Subsidiary in an aggregate principal amount (when added to (1) Purchase Money Indebtedness of all other Restricted Subsidiaries under this clause (k) and all refinancings thereof pursuant to clause (l) of this definition plus (2) Purchase Money Indebtedness of the Company under clause (j) of the definition of Permitted Indebtedness and all refinancings thereof pursuant to clause (h) of such definition) not in excess of $50,000,000 at any one time outstanding;

     (l) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary incurred in compliance with clauses (i) and (ii) of the proviso to the first sentence of
Section 9.14 or pursuant to clause (b) or (k) of this definition, including any successive refinancings by such Restricted Subsidiary, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of such Restricted Subsidiary incurred in connection with such refinancing and (ii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced; and

     (m) other Indebtedness of the Restricted Subsidiaries in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Public Market" exists at any time with respect to the Qualified Capital Stock of the Company if such Qualified Capital Stock of the Company is then (a) registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and (b) traded either on a national securities exchange or on the Nasdaq Stock Market.

     "Purchase Notice" has the meaning set forth in Section 9.16(c).

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Redemption Transaction" means a call for redemption of any Capital Stock or Subordinated Indebtedness (including any Subordinated Indebtedness accounted for as a minority interest of the Company that is held by a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary) that by its terms is convertible into Common Stock of the Company if on the date of notice of such call for redemption (a) a Public Market exists in the shares of Common Stock of the Company and (b) the average closing price on the Public Market for shares of Common Stock of the Company for the twenty trading days immediately preceding the date of such notice exceeds 120% of the conversion price per share of

Common Stock of the Company issuable upon conversion of the Capital Stock or Subordinated Indebtedness called for redemption.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the 2012 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a Board Resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's, or both, as the case may be.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Restricted Payment" has the meaning specified in Section 9.13.

     "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the 2012 Notes, including the Existing Subordinated Notes.

     "Subsidiary Guarantee" means any guarantee of the 2012 Notes by (i) any Subsidiary Guarantor in accordance with the provisions of Section 14.1 hereof and (ii) any Restricted Subsidiary in accordance with the provisions of Section 9.12.

     "Subsidiary Guarantor" means (a) each of the Company's Restricted Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Section 9.12 or Section 14.1 hereof and (b) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture and to guarantee the payment of the 2012 Notes pursuant to the provisions of Article XIV hereof.

     "Terminated Covenants" has the meaning specified in Section 9.21.

     "Trigger Date" has the meaning specified in Section 9.16(c).

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below, Hugoton Royalty Trust and any other oil and gas royalty trust Subsidiary of the Company that meets the criteria set forth in clauses (i) through (iv) of the second sentence of this definition, and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with,
Section 9.13 hereof (other than Investments of the type described in clause (d) of the definition of Permitted Investments), and (iv) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 9.10 hereof); provided, however, that with respect to clause (i), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (A) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 9.13 hereof, in each case at the time of incurrence, or (B) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of Section 9.14 hereof and (z) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.10 hereof.

     "2012 Notes" means the 7 1/2% Senior Notes due 2012 of the Company to be issued pursuant to this Indenture. For purposes of this Indenture, the term "2012 Notes" shall, except where the context otherwise requires, include the Subsidiary Guarantees, if any.

     SECTION 2.2. Consolidation, Merger and Sale.

     The Original Indenture shall be amended and supplemented by (i) redesignating clause (d) of Section 7.1 as clause (f) and (ii) inserting the following new clauses (d) and (e) in Section 7.1:

     "(d) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under Section 9.14 hereof;

     (e) if the Company is not the continuing obligor under this Indenture, then each Subsidiary Guarantor, unless it is the party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under this Indenture and the 2012 Notes; and".

     SECTION 2.3. Events of Default.

     (a) The following Events of Default shall be substituted for those in clauses (a)-(j) of Section 4.1 of the Original Indenture insofar as they relate to the 2012 Notes:

     "(a) default in the payment of the principal of or premium, if any, on any of the 2012 Notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

     (b) default in the payment of any installment of interest on any of the 2012 Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

     (c) default in the performance or breach of the provisions of Article VII hereof, the failure to make or consummate a Change of Control Offer in accordance with Section 9.15 hereof or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 9.16 hereof; or

     (d) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement (not theretofore terminated pursuant to Section 9.21 hereof) contained in the 2012 Notes, any Subsidiary Guarantee or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the 2012 Notes then Outstanding; or

     (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the 2012 Notes) or any Restricted Subsidiary for money borrowed when due, or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed; provided that the aggregate principal amount of such Indebtedness shall exceed $10,000,000; provided further that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the 2012 Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

     (f) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or any Restricted Subsidiary having a Fair Market Value in excess of $10,000,000 individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as (i) such rescission does not conflict with any judgment or decree and (ii) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness; or

     (g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture); or

     (h) if (i) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), shall exist with respect to any PBGC Plan or Multiple Employer Plan (unless a waiver or extension is obtained under Section 412(d) or (e) of the Code and Sections 303 and 304 of ERISA), if such accumulated funding deficiency would give rise to a material liability of the Company, (ii) a Reportable Event shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company, (iii) proceedings to have a trustee appointed shall commence, or a trustee shall be appointed to terminate or administer a PBGC Plan or Multiple Employer Plan, which proceeding is likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Company with respect to such termination, (iv) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan in a distress termination under
Section 4041(c) of ERISA is furnished to participants, (v) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that such reorganization or insolvency will likely result in a material liability to the Company, (vi) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that would likely subject the Company to material liability, or (vii) any event or condition described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, Multiple Employer Plan or Multiemployer Plan which in combination with one or more of any events described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) that has occurred or exists, would likely subject the Company, any Subsidiary Guarantor or any other Restricted Subsidiary to any material tax, penalty or other liability (for purposes of this paragraph
(h) the term "material" and "material liability" shall mean any tax, penalty or liability in excess of $10,000,000); or

     (i) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either (i) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (ii) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

     (j) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Restricted Subsidiary under the

Federal Bankruptcy Code or any other applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of their consolidated assets, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (k) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action."

     (b) The references in Sections 4.2 and 5.6 of the Original Indenture to clause (i) or (j) of Section 4.1 shall be deemed to be references to clause (j) or (k) of Section 4.1 in relation to the 2012 Notes.

     SECTION 2.4. Supplemental Indentures without Consent of Holders.

     Section 8.1 of the Original Indenture shall be amended and supplemented by
(i) inserting the words "any Subsidiary Guarantors, when authorized by a Board Resolution," after the words "Board Resolution," in the first paragraph thereof,
(ii) deleting the period at the end of paragraph (k) and substituting therefor "; or" and (iii) inserting the following paragraphs:

     "(l) to add any Person as a Subsidiary Guarantor as provided in Section
     14.1 hereof or as contemplated by the definition of "Permitted Subsidiary Indebtedness" to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the 2012 Notes and in the Subsidiary Guarantee; or

     (m) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 9.12 hereof."

     SECTION 2.5. Supplemental Indenture with Consent of Holders.

     Section 8.2 of the Original Indenture shall be amended and supplemented by
(i) inserting the words "any Subsidiary Guarantors, when authorized by a Board Resolution," after the words "Board Resolution," in the first paragraph thereof,
(ii) deleting the period at the end of paragraph (c) and substituting therefor "; or" and (iii) inserting the following paragraphs:

     "(d) modify Section 9.12 hereof or any provisions of this Indenture relating to any Subsidiary Guarantees in a manner adverse to the Holders thereof; or

     (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto."

     SECTION 2.6. Covenants.

     (a) Article IX of the Original Indenture shall be amended and supplemented by inserting the following in substitution for Section 9.9:

     "SECTION 9.9 Reports.

     The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act). The Company will also be required to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required. The Company also will furnish at its cost copies of such reports and documents to any holder of 2012 Notes promptly upon written request, irrespective of whether or not the Company files any such report or document with the Commission. The Company and each Subsidiary Guarantor also shall comply with other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)."

     (b) Article IX of the Original Indenture shall be further amended and supplemented by inserting the following in substitution for Section 9.11:

     "SECTION 9.11 Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 through 9.10, Sections 9.13 and
9.14 and Sections 9.17
through 9.20 hereof if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding 2012 Notes and the Subsidiary Guarantors, by act of such Holders and written agreement of the Subsidiary Guarantors, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect."

     (c) Article IX of the Original Indenture shall be further amended and supplemented by inserting the following new sections in their entirety:

     "SECTION 9.12 Limitation on Non-Guarantor Restricted Subsidiaries.

     (a) The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the 2012 Notes by such Restricted Subsidiary; (ii) such Restricted Subsidiary waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and authorized and such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to (x) any guarantee of any Restricted Subsidiary that (1) existed at the time such Person became a Restricted Subsidiary of the Company and (2) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) any guarantee of any Restricted Subsidiary of Indebtedness of the Company described in clause (a) of the definition of Permitted Indebtedness.

     (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer any assets, businesses, divisions, real property or equipment to any Restricted Subsidiary (other than sales of oil and natural gas production in the ordinary course of business at prices under contracts in existence as of the date of this Indenture or on terms not less favorable to the Subsidiary than would be obtainable at the time in comparable transactions through arms-length dealings with Persons other than Affiliates of the Company or any transfer that results in Permitted Subsidiary Indebtedness) or acquire Capital Stock of a new Restricted Subsidiary that in either case is not a Subsidiary Guarantor unless (i) such transferee or new Restricted Subsidiary enters into a Subsidiary Guarantee by complying with Section 9.12(a) hereof or
(ii) the aggregate Fair Market Value at the time of such proposed transfer or acquisition, of such assets, businesses, divisions, real property or equipment proposed to be transferred or Capital Stock of a new Restricted Subsidiary proposed to be acquired, together with the aggregate Fair Market Value of all assets, businesses, divisions, real property or equipment previously transferred pursuant to this clause (ii) and Capital Stock previously acquired pursuant to this clause (ii) (in each case valued at the time of transfer or acquisition) does not exceed (x) the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets less (y) the book value of total combined assets of all Subsidiaries of the Company at December 31, 2001, as reflected in a consolidating balance sheet of the Company prepared in accordance with GAAP (exclusive, in the case of each of clauses (x) and (y), of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company); provided that, in the case of clause (ii), if the Restricted Subsidiary to which such transfer was made or whose Capital Stock was acquired subsequently enters into a Subsidiary Guarantee, such transfer or acquisition shall be treated as having been made pursuant to clause
(i).

     (c) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 9.12 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the merger of such Restricted Subsidiary into the Company or any other Restricted Subsidiary or the liquidation and dissolution of such Restricted Subsidiary (in each case to the extent not prohibited by this Indenture), or (iii) (x) the release or discharge of all guarantees by such Restricted Subsidiary of any Indebtedness other than Note Obligations, except a discharge or release by or as a result of payment under such guarantees and (y) after giving effect to the proposed release and discharge, the aggregate total combined assets of all Restricted Subsidiaries that are not Subsidiary Guarantors (exclusive of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company) do not exceed the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets."

     "SECTION 9.13 Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company, options, warrants or other rights to purchase Qualified Capital Stock of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; provided, however, that the Company may purchase, redeem or otherwise retire common stock of the Company in an amount not to exceed $10,000,000 in the aggregate for all such transactions after the Issue Date, and; provided, further, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

               (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, provided, however, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

               (iv) declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company);

               (v)    make any Investment (other than a Permitted Investment);
         or

               (vi) incur any guarantee of Indebtedness of any Affiliate (other than (A) guarantees of Indebtedness of any Restricted Subsidiary by the Company or (B) guarantees of Indebtedness of the Company by any Restricted Subsidiary, in each case in accordance with the terms of this Indenture);

         (such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (with the amount of any such Restricted Payment, if other than cash, being the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 9.14 hereof and (3) the aggregate amount of all Restricted Payments declared or made after April 1, 1997, shall not exceed the sum (without duplication) of the following:

                      (I) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on May 1, 1997, and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                      (II) the aggregate net cash proceeds received after April 1, 1997, by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

                      (III) the aggregate net cash proceeds, and the Fair Market
               Value at the date of acquisition of Property other than cash or Cash Equivalents, received after April 1, 1997 by the Company from or as the result of the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

                      (IV) the aggregate net cash proceeds received after April 1, 1997 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

                      (V) the aggregate net cash proceeds, and the Fair Market Value at the date of acquisition of Property other than cash or Cash Equivalents, received after April 1, 1997 by the Company from or as the result of the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash and the Fair Market Value at the date of acquisition of Property other than cash or Cash Equivalents received by the Company at the time of such conversion or exchange, plus

                      (VI) To the extent not otherwise included in the Company's Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after April 1, 1997 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after April 1, 1997, plus

                      (VII) $50,000,000.

         (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses (ii), (iii), (iv) and (vi) below) no Default or Event of Default shall have occurred and be continuing:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

               (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale

         (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

               (iii) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

               (iv) (A) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Existing Subordinated Notes or (B) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any other Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (x) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced pursuant to this subclause
         (B) provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired pursuant to this subclause (B), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced pursuant to this subclause (B) or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (y) such new Subordinated Indebtedness is subordinated to the 2012 Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired pursuant to this subclause (B), and (z) such new Subordinated Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the 2012 Notes and such new Subordinated Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the 2012 Notes;

               (v) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of exercise price or are surrendered in connection with satisfying any federal income tax obligation; or

               (vi) repurchases, redemptions, other acquisitions or retirements for value of Capital Stock of the Company held by employees of the Company or any Restricted Subsidiary in an amount not to exceed $2,000,000 in the aggregate during any calendar year.

         The actions described in clauses (i), (ii), (iii) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clauses (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

         (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

         SECTION 9.14   Limitation on Indebtedness.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness and Permitted Subsidiary Indebtedness, as the case may be; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur additional Indebtedness if (i) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (and for which financial statements are available), taken as one period (at the time of such incurrence, after giving pro forma effect to: (x) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness or to acquire producing oil and natural gas Properties, as if such Indebtedness had been incurred and the application of such proceeds had occurred at the beginning of such four-quarter period; (y) the incurrence, repayment or retirement of any other Indebtedness (including Permitted Indebtedness) by the Company or its Restricted Subsidiaries since the first day of such four-quarter period (including any other Indebtedness to be incurred concurrently with the incurrence of such Indebtedness) as if such Indebtedness had been incurred, repaid or retired at the beginning of such four-quarter period; and (z) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any Person acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition had occurred at the beginning of such four-quarter period), would have been equal to at least
2.50 to 1.0 and (ii) no Default or

Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or would occur as a consequence of the incurrence of the additional Indebtedness.

         For purposes of determining compliance with this Section 9.14, in the event that an item of Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Indebtedness or Permitted Subsidiary Indebtedness, as applicable, or is entitled to be incurred pursuant to clauses (i) and (ii) of the proviso to the first sentence of the preceding paragraph of this Section 9.14, the Company may, in its sole discretion, classify (or later reclassify) in whole or in part such item of Indebtedness in any manner that complies with this Section 9.14 and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or Permitted Subsidiary Indebtedness or pursuant to clauses (i) and (ii) of the proviso to the first sentence of the preceding paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         SECTION 9.15  Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding 2012 Notes, in whole or in part, from the Holders of such 2012 Notes in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such 2012 Notes, plus accrued and unpaid interest to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all 2012 Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all 2012 Notes validly tendered and not withdrawn under such Change of Control Offer.

         (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

         (c) Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 13.4 and each Holder of the 2012 Notes in the manner provided in Section 13.5, a notice (the "Change of Control Notice") stating:

               (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's 2012 Notes, or portion thereof, at the Change of Control Purchase Price;

               (2) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

               (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 70 days from the date the Change of Control occurred;

               (4) that any 2012 Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of paragraph (d) of this Section 9.15, or payment is otherwise prevented, any 2012 Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

               (6) the instructions a Holder must follow in order to have its 2012 Notes repurchased in accordance with paragraph (d) of this Section.

         (d) Holders electing to have 2012 Notes purchased will be required to surrender such 2012 Notes to the Company at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the 2012 Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such 2012 Notes purchased. Holders whose 2012 Notes are purchased only in part will be issued new 2012 Notes equal in principal amount to the unpurchased portion of the 2012 Notes surrendered.

         On the Change of Control Purchase Date, the Company shall (i) accept for payment all 2012 Notes or portions thereof tendered pursuant to a Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all 2012 Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the 2012 Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the 2012 Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new 2012 Note equal in principal amount to any unpurchased portion of the 2012 Note which any Holder did not surrender for purchase. Any 2012 Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 9.15, the Trustee will act as the Paying Agent.

         SECTION 9.16  Limitation on Disposition of Proceeds of Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale and (ii) the Fair Market Value of all forms of consideration other than cash, Cash Equivalents and Liquid Securities received with respect to any Asset Sale, when taken together with the Fair Market Value of all consideration other than cash, Cash Equivalents and Liquid Securities received by the Company and its Restricted Subsidiaries with respect to all other Asset Sales since the Issue Date, shall not exceed an aggregate amount equal to 10% of Adjusted Consolidated Net Tangible Assets at the date of each determination.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may either (i) apply the Net Cash Proceeds thereof to permanently reduce Pari Passu Indebtedness, or (ii) invest all or any part of the Net Cash Proceeds thereof, within 365 days after such Asset Sale, in Oil and Gas Properties, (iii) apply the Net Cash Proceeds thereof to acquire a controlling interest in a Person that is primarily engaged in the Oil and Gas Business or (iv) apply the Net Cash Proceeds thereof to develop or exploit the Company's Oil and Gas Properties. The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph constitutes "Excess Proceeds," subject to disposition as provided below.

         (c) When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the 2012 Notes then Outstanding and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of 2012 Notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

               (i) (A) No later than the 30th day following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section
         13.4 hereof and each Holder of the 2012 Notes in the manner provided in
         Section 13.5 hereof, notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the 2012 Notes the maximum principal amount (expressed as a multiple of $1,000) of 2012 Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the 2012 Notes and the denominator of which is the sum of the outstanding principal amount of the 2012 Notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price of all 2012 Notes tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

               (ii) The offer price for the 2012 Notes shall be payable in cash in an amount equal to 100% of the principal amount of the 2012 Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraph (d) of this Section. To the extent that the aggregate Offered Price of the 2012 Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 9.13 hereof.

               (iii) If the aggregate Offered Price of 2012 Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, 2012 Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

               (iv) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 70 days from the Trigger Date. The Purchase Notice shall also state (A) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the forgoing paragraph (iii), (B) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (C) that any 2012 Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (D) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of paragraph (d) of this Section 9.16, or payment is otherwise prevented, any 2012 Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (E) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (d) of this Section.

         (d) Holders electing to have 2012 Notes purchased will be required to surrender such 2012 Notes to the Company at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the 2012 Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such 2012 Notes purchased. Holders whose 2012 Notes are purchased only in part will be issued new 2012 Notes equal in principal amount to the unpurchased portion of the 2012 Notes surrendered.

         On the Net Proceeds Payment Date, the Company shall (i) accept for payment 2012 Notes or portions thereof tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of 2012 Notes as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all 2012 Notes or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the 2012 Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the 2012 Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new 2012 Note equal in principal amount to any unpurchased portion of the 2012 Note which any such Holder did not surrender for purchase. Any 2012 Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.

         (e) The Company shall not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale.

         SECTION 9.17  Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company other than a Restricted Subsidiary (each, other than a Restricted Subsidiary, being an "Interested Person"), unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties who are not Interested Persons, (b) with respect to any one transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above and such transaction or series of transactions has been approved by the Board of Directors of the Company and (c) with respect to any one transaction or series of transactions involving aggregate payments in excess of $25,000,000, the Officers' Certificate referred to in clause (b) above also certifies that such transaction or series of transactions has been approved by a majority of the Disinterested Directors or, in the event there are no such Disinterested Directors, that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause (a) above or shall state that such transaction or series of transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that this covenant will not restrict the Company from (i) paying reasonable and customary regular compensation and fees to directors of the Company who are not employees of the Company or any Restricted Subsidiary or (ii) paying dividends on, or making distributions with respect to, shares of Capital Stock of the Company on a pro rata basis to the extent permitted by Section 9.13 hereof.

         SECTION 9.18 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital

Stock to the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make an Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions (i) pursuant to an agreement in effect or entered into on the date of this Indenture, (ii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired or (iii) existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (i) and (ii), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

         SECTION 9.19  Limitation on Sale/Leaseback Transactions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any Wholly Owned Restricted Subsidiary) unless either
(i) the Company or such Restricted Subsidiary, as the case may be, at the date of determination would be able to incur Indebtedness secured by a Lien on the Property subject to such Sale/Leaseback Transaction without equally and ratably securing the 2012 Notes or (ii) the Company, within six months after such transaction, applies an amount equal to the Attributable Indebtedness of such transaction in the same manner and to the same extent as Net Cash Proceeds from an Asset Sale are applied pursuant to Section 9.16.

         SECTION 9.20  Limitation on Conduct of Business.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business, except that the Company and the Restricted Subsidiaries may engage in any business other than the Oil and Gas Business, provided that the consolidated assets of the Company and the Restricted Subsidiaries used in such business shall not exceed, at any time, 10% of Adjusted Consolidated Net Tangible Assets.

         SECTION 9.21  Termination of Covenants.

         From and after the time that the 2012 Notes have received an Investment Grade Rating from both Rating Agencies (the "Covenant Termination Date"), so long as no Default has occurred and is continuing, upon delivery to the Trustee of notice to such effect the Company and the Restricted Subsidiaries shall no longer be subject to Sections 9.12, 9.13, 9.14, 9.16 (except for purposes of clause (ii) of Section 9.19), 9.17, 9.18 and 9.20 and clause (d) of Section 7.1 (collectively, the "Terminated Covenants"); provided, however, that all other provisions of this Indenture shall continue to be in full force and effect. From and after the Covenant Termination Date, solely for purposes of Section 9.10, the Permitted Liens described in clauses (x) and (bb) of that definition shall be Permitted Liens only to the extent that they secure Indebtedness not exceeding, at the time of determination, 10% of Adjusted Consolidated Net Tangible Assets.

         SECTION 2.7.  Redemption.

         Article X of the Original Indenture shall be amended and supplemented by inserting the following new section in its entirety:

         SECTION 10.9  Optional Redemption at Make-Whole Price.

         At any time and from time to time, the Company may, at its option, redeem all or any portion of the 2012 Notes at the Make-Whole Price plus accrued and unpaid interest on the 2012 Notes so redeemed to the Redemption Date. Any redemption pursuant to this Section 10.9 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.2 through 10.7 hereof.

         SECTION 2.8.  Defeasance and Covenant Defeasance.

         Article XI of the Original Indenture shall be amended and supplemented by inserting the following in substitution therefor:

                                   "ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 11.1 Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the 2012 Notes, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding 2012 Notes upon compliance with the conditions set forth below in this Article XI.

         SECTION 11.2  Defeasance and Discharge.

         Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding 2012 Notes on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed (a) to have paid and discharged their respective obligations under the Outstanding 2012 Notes; provided, however that the 2012 Notes shall continue to be deemed to be "Outstanding" for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and (b) to have satisfied all their other obligations under such 2012 Notes and this Indenture insofar as such 2012 Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding 2012 Notes to receive, solely from the trust fund described in Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such 2012 Notes when such payments are due (or at such time as the 2012 Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (ii) the respective obligations of the Company and any Subsidiary Guarantors under Sections 2.4,

2.5, 2.6, 2.7, 2.8, 2.9, 4.8, 4.14, 5.6, 5.9, 5.10, 9.1, 9.2, 9.3, 9.4, 14.1 (to
the extent it relates to the foregoing Sections and Article XI hereof), 14.4 and
14.5 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) the obligations of the Company and any Subsidiary Guarantors under this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof with respect to the Securities.

         SECTION 11.3  Covenant Defeasance.

         Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, the Company shall be released from its obligations under any covenant contained in Article VII and in Sections 9.5 through 9.20 hereof with respect to the Outstanding 2012 Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the 2012 Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding 2012 Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 4.1(c) or 4.1(d) hereof, but, except as specified above, the remainder of this Indenture and such 2012 Notes shall be unaffected thereby.

         SECTION 11.4  Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
11.2 or Section 11.3 hereof to the Outstanding 2012 Notes:

         (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such 2012 Notes, (i) cash in U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding 2012 Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the 2012 Notes. Before such a deposit, the Company may give to the Trustee, in accordance with
Section 10.2 hereof, a notice of its
election to redeem all of the Outstanding 2012 Notes at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (b) No Default or Event of Default with respect to the 2012 Notes shall have occurred and be continuing on the date of such deposit.

         (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

         (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

         (e) In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws; in either case providing that the Holders of the Outstanding 2012 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

         (f) In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding 2012 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section
11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.

         SECTION 11.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 hereof in respect of the Outstanding 2012 Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such 2012 Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

         SECTION 11.6  Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the 2012 Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any 2012 Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such 2012 Notes to receive such payment from the money held by the Trustee or Paying Agent."

         SECTION 2.9.  Guarantees.

         The Original Indenture shall be amended and supplemented by inserting the following new article in its entirety:

                                  "ARTICLE XIV

                                   GUARANTEES

         SECTION 14.1  Unconditional Guarantee.

         Each Restricted Subsidiary that hereafter becomes a Subsidiary Guarantor shall unconditionally, jointly and severally, guarantee (each such guarantee to be referred to herein as a "Subsidiary Guarantee," with all such guarantees being referred to herein as the "Subsidiary Guarantees") to each Holder of 2012 Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the 2012 Notes and that:

         (a) the principal of (or premium, if any, on) and interest on the 2012 Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 2012 Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

         (b) in case of any extension of time of payment or renewal of any 2012 Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 14.4 hereof.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The obligations of each Subsidiary Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the 2012 Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the 2012 Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and shall covenant that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the 2012 Notes, this Indenture and in the Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the

Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Subsidiary Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Subsidiary Guarantee until payment in full of all obligations guaranteed thereby. Each Subsidiary Guarantor shall further agree that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article IV hereof for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

         SECTION 14.2 Subsidiary Guarantors May Consolidate, etc. on Certain Terms.

         (a) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the 2012 Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the assets of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

         (b) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the 2012 Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the Properties of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Sections 14.2(a) and 14.3 hereof, (A) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (B) such transaction shall not violate any of the covenants in Sections 9.1 through 9.20 hereof, and (C) each Subsidiary Guarantor shall covenant and agree that, upon any such consolidation or merger, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article XIV, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged (except to the extent the following Section 14.3 would result in the release of such Subsidiary Guarantee in which case such surviving Person does not have to execute any such supplemental indenture). In the case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

         SECTION 14.3  Release of a Subsidiary Guarantor.

         The Subsidiary Guarantee of any Restricted Subsidiary may be released upon the terms and subject to the conditions set forth in Section 9.12(c) hereof. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from all of its Subsidiary Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the 2012 Notes as provided in this Article XIV.

         SECTION 14.4  Limitation of Subsidiary Guarantor's Liability.

         Each Subsidiary Guarantor shall confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree, and each Subsidiary Guarantor shall irrevocably agree, that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 14.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 14.4 is for the benefit of the creditors of each Subsidiary Guarantor.

         SECTION 14.5  Contribution.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the 2012 Notes or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

         SECTION 14.6  Execution and Delivery of Evidence of Subsidiary
Guarantee.

          To evidence the Subsidiary Guarantee set forth in Section 14.1 hereof, the Company shall cause this Indenture or a supplemental indenture to be executed on behalf of each Subsidiary

Guarantor by its President or one of its Vice Presidents and attested to by one of its Secretaries or Assistant Secretaries.

         SECTION 14.7  Severability.

         In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 14.8  Payment.

         For purposes of this Article XIV, a payment with respect to any Subsidiary Guarantee or with respect to principal of or interest on any 2012 Note or any Subsidiary Guarantee shall include, without limitation, payment of principal of and interest on any 2012 Note, any depositing of funds under
Article III, IV or XI hereof, any payment on account of any repurchase or redemption of any 2012 Note and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any 2012 Note."

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1.  Integral Part.

         This First Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 3.2.  Rules of Construction.

         For all purposes of this First Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

         (b) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

         SECTION 3.3.  Adoption, Ratification and Confirmation.

         The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.4.  Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.5.  Benefits of Indenture.

         Nothing in this First Supplemental Indenture or in the 2012 Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, the Holders and, to the extent set forth in Section 14.4 hereof, creditors of Subsidiary Guarantors) any benefit or any legal or equitable right, remedy or claim under the Indenture.

         SECTION 3.6.  Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE, THE 2012 NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT IS APPLICABLE. THE COMPANY WILL CAUSE EACH SUBSIDIARY GUARANTOR, IF ANY, TO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2012 NOTES OR A SUBSIDIARY GUARANTEE, AND THE COMPANY WILL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

         SECTION 3.7.  Supplemental Indenture Controls.

         In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

                                                XTO ENERGY INC.

                                                By:            JOHN M. O'REAR
                                                     ---------------------------
                                                     John M. O'Rear
                                                     Vice President

                                                THE BANK OF NEW YORK, as Trustee



                                                By:            REMO REALE
                                                     ---------------------------
                                                     Name:    Remo Reale
                                                     ---------------------------
                                                     Title:   Vice President
                                                     ---------------------------

                                    EXHIBIT A
                           [FORM OF FACE OF 2012 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/




__________________________
/1/ These paragraphs should be included only if the Security is a Global
Security.

                                 XTO ENERGY INC.

                           7 1/2% SENIOR NOTE DUE 2012

No. _____                                                           $___________

                                                           CUSIP No. 98385X AA 4

         XTO Energy Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns the principal sum of
_______________ Dollars on April 15, 2012 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities attached hereto]/2/, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on October 15, 2002 and continuing semiannually thereafter, on April 15 and October 15 of each year, from April 23, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7 1/2% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of this series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to Holders at their respective addresses as shown in the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to

_______________________
/2/ This clause should be included only if the Security is a Global Security.

which transfer is requested. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of such Depositary or its nominee. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


[SEAL]

                                               XTO ENERGY INC.


                                               By:  ____________________________
                                                    Name:_______________________
                                                    Title:______________________

Attest:


_______________________
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: _________                               THE BANK OF NEW YORK, as Trustee



                                               By ______________________________
                                                       Authorized Signatory

                         [Form of Reverse OF 2012 NOTE]

         This Security is one of a duly authorized issue of the series of securities of the Company designated as its 7 1/2% Senior Notes due 2012 (herein called the "Securities"), which is issued under, with securities of one or more additional series that may be issued under, the Indenture dated as of April 23, 2002, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture of even date (such Indenture, as so amended and supplemented, being called the "Indenture"), to which Indenture and all future indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days' notice, at a Redemption Price of 100% of their principal amount plus a Make-Whole Amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a Business Day selected by the Company no earlier than 30 days nor later than 70 days after the occurrence of a Change of Control, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the third Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Company in accordance with the terms of the Indenture.

         In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities do not have the benefit of any sinking fund obligations.

         As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal upon Stated Maturity, redemption or otherwise; (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $10,000,000; (f) cessation, or assertion thereof by the Company or any Subsidiary Guarantor, of any Subsidiary Guarantee to be fully effective; (g) certain events giving rise to ERISA liability; (h) certain final judgments against the Company or any Restricted Subsidiary in an aggregate amount of $10,000,000 or more which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary.

         If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded.

         No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

         Under the circumstances set forth in the Indenture, the Company's payment obligations under the Securities may be jointly and severally guaranteed by existing or future Restricted Subsidiaries of the Company as Subsidiary Guarantors.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company and any Subsidiary Guarantor on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder in any material respect.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee or stockholder of the Company shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, employee or stockholder. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Fort Worth, Texas 76102.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

         This Security shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

                                 ASSIGNMENT FORM

(I) or (we) assign and transfer this Security to

 ______________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the Security Register of the Company. The agent may substitute another to act for him.

Dated: _____________                     Signature:_____________________________
                                                   (Sign exactly as name appears
                                                   on the face of this Security)

                                         Name:__________________________________
                                         Address:_______________________________
                                                 _______________________________
                                         Phone No.:_____________________________


Signature Guarantee

By:_______________________________
Signature guarantor must be an
eligible guarantor institution - a
bank or trust company or broker or
dealer which is a member of a
registered exchange or the NASD.

                     SCHEDULE OF EXCHANGES OF SECURITIES/3/

The following exchanges, redemptions or repurchases of a part of this Global Security have been made:

         Principal Amount
     of this Global Security        Authorized                                          Amount of
          Following Such           Signatory of        Amount of Decrease in           Increase in
          Decrease Date         Trustee or Security        Principal Amount         Principal Amount
    of Exchange (or Increase)        Custodian        of this Global Security   of this Global Security
   --------------------------- --------------------- ------------------------- -------------------------

______________________________
/3/ This schedule should be included only if the Security is a Global Security.